                                                                   EXHIBIT 99



                                DORAL FINANCIAL
                                  CORPORATION


                                 FOR:      Doral Financial Corporation

                                 CONTACT:  Richard F. Bonini
                                           Senior Executive Vice President
                                           and Secretary
                                           New York: (212) 508-0340

                                           Mario S. Levis
                                           Executive Vice President
                                           and Treasurer
                                           San Juan: (212) 749-7108

                                           February 22, 1999


FOR IMMEDIATE RELEASE


                          DORAL FINANCIAL CORPORATION
               CLOSES SALE OF 1,495,000 SHARES OF PREFERRED STOCK


     San Juan, Puerto Rico, (February 22, 1999) Doral Financial Corporation (NASDAQ:DORL) today announced that it had closed the sale of 1,495,000 shares of its 7A Noncumulative Monthly Income Preferred Stock, Series A (including 195,000 shares sold pursuant to an over-allotment option to the underwriters) through a group of underwriters led by PaineWebber Incorporated of Puerto Rico and Popular Securities, Inc. at a price to the public of $50.00 per share.

     Founded in 1972 Doral Financial Corporation is a bank holding company and a diversified consumer finance company. Through HF Mortgage Bankers Division, Doral Mortgage Corporation and Centro Hipotecario, Doral Financial is the leading mortgage banker in Puerto Rico. The Company has forty-one retail offices, (Twenty-six mortgage offices in Puerto Rico, one mortgage office in Florida, one mortgage office in New York, one mortgage office in Chicago, eleven bank branches in Puerto Rico, and one broker-dealer office in Puerto Rico) and engages in the origination, sale, and servicing of mortgage loans, as well as commercial banking through Doral Bank, a Puerto Rico commercial bank and broker-dealer services through Doral Securities, Inc.